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                                                                    Exhibit 10.1


                 SEVERANCE AND SETTLEMENT AGREEMENT AND RELEASE

           AGREEMENT made as of the 2ND day of February, 1999 by and between FlexiInternational Software, Inc. (the "Company") and Jennifer Cheng (the "Employee").

           WHEREAS, the parties wish to resolve amicably the Employee's separation from the Company and establish the terms of the Employee's severance arrangement;

           NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

           1. RESIGNATION DATE. The Employee's effective date of resignation from employment with the Company is FEBRUARY 15, 1999. Notwithstanding the Employee's resignation from employment, nothing in this Agreement shall affect the Employee's election to, current service upon, or potential re-election to the Company's Board of Directors.

           2. In return for the execution of the instant Severance and Settlement Agreement and Release, the Company shall grant the Employee the following severance benefits:

                  (a) As severance pay, the Company will continue to pay the Employee's salary ("Salary Continuation") at the base salary rate at which she was paid at the end of calendar year 1998 (the rate of $185,000 PER YEAR), less all applicable state and federal taxes, for a period of one (1) year after the Resignation Date (the "Severance Period"). The Salary Continuation shall be paid to the Employee in accordance with the




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Company's regular payroll practices, the first payment to be made no earlier than the eighth (8th) day after execution of the Agreement.

                  (b) In addition to the Salary Continuation referenced in paragraph 2(a), once each month during the Severance Period the Employee shall receive the sum of $11,221 (the "Monthly Payment"), less all applicable state and federal taxes. The total of such payments during the Severance Period shall be $134,648.

                  (c) If the Employee has not commenced new employment before the conclusion of the Severance Period, the Employee shall receive additional severance pay as follows: the Company agrees to pay the Employee additional Salary Continuation, in the manner and subject to the deductions described in paragraph 2(a), and to pay the Employee additional Monthly Payments, in the manner and subject to the deductions described in paragraph 2(b), until the Employee is employed; provided, however, that in no event shall the Company be required to pay additional Salary Continuation or additional Monthly Payments for a period longer than one (1) year after the conclusion of the Severance Period. Amounts paid to the Employee under this paragraph 2(c) shall be reduced by any amounts in excess of $20,000.00 that the Employee receives for consulting services she provides to any person or entity other than the Company after the Severance Period. The Employee shall notify the Company in writing of any amounts received for such consulting services within 14 days of the date she receives such payment.




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                  (d) In the event that the Employee elects to continue
receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 ET SEQ., the Company shall continue to pay the share of the premium for such coverage that iS paid by the Company for active and similarly-situated employees who receive the same type of coverage, during the period of time (the "Health Insurance Payment Period") running from the Resignation Date to the first to occur of: (i) the expiration of 18 months from the Resignation Date; or
(ii) the time at which the Employee becomes eligible to participate in the group medical insurance plan of another employer. The remaining balance of any premium costs shall be paid by the Employee on a monthly basis for as long as, and to the extent that, the Employee remains eligible for COBRA continuation. All other benefits, including life insurance and long term disability, will cease upon the Resignation Date.

           3. CONSULTANT RELATIONSHIP. During any period of time the Employee is receiving severance payments from the Company under paragraphs 2(a), 2(b) or 2(c) of this Agreement, the Employee shall be available at mutually convenient times to consult with the Company from time to time on an as needed basis. Other than the severance pay described in paragraph 2(a), 2(b), and 2(c), the Employee shall not be entitled to receive any additional compensation for providing such consulting services.

           4. RELEASE. The Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, agents and employees from any and all claims,




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charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which she ever had or now has against the Company, its officers, directors, stockholders, corporate affiliates, agents and employees, including, but not limited to, all claims arising out of her employment, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000E ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C., ss.621 ET SEQ., the Americans With Disabilities Act, 42 U.S.C. ss.12101 ET SEQ., the Connecticut Human Rights and Opportunities Act, Conn. Gen. Stat. ss. 46A-51 ET SEQ., damages arising out of all employment discrimination claims, all other employment discrimination claims, wrongful discharge, common law tort, defamation, breach of contract and all other common law claims and damages, and all claims and damages under any federal, state or local statutes or ordinances not expressly referenced above.

           5. NATURE OF AGREEMENT. The Employee understands and agrees that this Agreement is a severance and settlement agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

           6. AMENDMENT. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This Agreement is binding




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upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

           7. VALIDITY. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

           8. CONFIDENTIALITY. The Employee understands and agrees that the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by the Employee, her agents and representatives, and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the authorized agent of each party.

           9. NON-DISCLOSURE AND NON-COMPETITION. The Employee acknowledges her obligation to keep confidential all non-public information concerning the Company which the Employee acquired during the course of employment with the Company. As stated more fully in the non-disclosure agreement signed by the Employee at the inception of employment (which remains in full force and effect), the Employee will not disclose any such information to, or use such information for the benefit of, any third party, including competitors of the Company. The Employee further acknowledges and reaffirms her obligations under any non-competition and/or non-solicitation agreement previously signed by her for the benefit of the Company. The Employee


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further acknowledges that the obligations pursuant to any non-competition and/or non-solicitation agreement will remain in full force and effect.

           10. ENTIRE AGREEMENT. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the severance and settlement and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith.

           11. APPLICABLE LAW. This agreement shall be interpreted and construed by the laws of the State of Connecticut, without regard to conflict of laws provisions. The Employee hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the State of Connecticut (which courts, together with all applicable appellate courts, for purposes of this agreement, are the only courts of competent jurisdiction) over any suit, action or other proceeding arising out of, under or in connection with this agreement or the subject matter hereof.

           12. ACKNOWLEDGMENTS. The Employee acknowledges that she has been given forty-five (45) days to consider this Agreement and that the Company advised her to consult with an attorney of her own choosing prior to signing this Agreement. The Employee may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. Attached to this Agreement as Exhibit A is a description of (i) any class, unit or group of individuals covered by the program of severance benefits which the Company has offered to you, and any




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applicable time limits regarding such severance benefit program; and (ii) the job title and ages of all individuals eligible or selected for such severance benefit program, and the ages of all individuals in the same job classification or organizational unit who are eligible or who were not selected for such severance benefit program. By your signature below you acknowledge that you have received Exhibit A and that you understand its contents.

           13. VOLUNTARY ASSENT. The Employee affirms that no other promises or agreements of any kind have been made to or with her by any person or entity whatsoever to cause her to sign this Agreement, and that she fully understands the meaning and intent of this Agreement. The Employee states and represents that she has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Employee further states and represents that she has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs her name of her own free act.

           14. COUNTERPARTS. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.



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           IN WITNESS WHEREOF, all parties have set their hand and seal to this
Agreement as of the date written above.


___________________________________                      Date: _____________
Name: Jennifer Cheng


FlexiInternational Software, Inc.

By: _______________________________                      Date: _____________
    Name:
    Title:




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                                    EXHIBIT A


                      OLDER WORKERS BENEFIT PROTECTION ACT
                               NOTICE TO EMPLOYEES
                            AGE AND TITLE INFORMATION


           In connection with your severance agreement and the program of severance benefits described therein, you are being provided with information as to (i) any class, unit or group of individuals covered by such program, and any time limits applicable to such program; and (ii) the job title and ages of all individuals eligible or selected for the program, and the ages of all individuals in the same job classification or organizational unit who are not eligible or selected for the program. Eligible employees shall have 45 days to consider the Company's severance offer and may revoke their agreement to participate in the program within seven days of their execution of an agreement.

Departments              Job Title and Ages             Job Title and Ages of
Affected                 of Eligible Employees          Ineligible Employees
--------------------------------------------------------------------------------

Company Officers         President and Chief            Sr. Vice President and
                         Operating Officer (49)         Chief Fin. Officer (51)

                         Executive Vice President (49)  Chief Exec. Officer (49)

                                                        Vice President (38)




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